POWER OF ATTORNEY

     The undersigned officers and Trustees of Advisors Series Trust (the "Trust") hereby appoint Eric W. Falkeis, John S. Wagner and Chad E. Fickett, and each of them, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust's securities under the Securities Act of 1933, as amended (the "Securities Act"), including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney as of this 13th day of September, 2002.


Name                                             Title
----                                             -----

/s/ Eric M. Banhazl                          President and Trustee
---------------------------
Eric M. Banhazl

/s/ Walter E. Auch                           Trustee
---------------------------
Walter E. Auch

/s/ Donald E. O'Connor                       Trustee
---------------------------
Donald E. O'Connor

/s/ George T. Wofford III                    Trustee
---------------------------
George T. Wofford III

/s/ James Clayburn LaForce                   Trustee
---------------------------
James Clayburn LaForce

/s/ George J. Rebhan                         Trustee
---------------------------
George J. Rebhan

/s/ John S. Wagner                           Treasurer and Principal
---------------------------                  Financial and Accounting Officer
John S. Wagner